EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 12, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2010 – June 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.4%	-2.9%	-5.5%	6.0%	-2.9%	-2.6%	0.9%	-2.6%	9.8%	-28.6%	-0.2	-0.4
B**	-1.5%	-2.9%	-5.7%	5.4%	-3.5%	-3.2%	0.2%	-3.2%	9.8%	-29.9%	-0.3	-0.4
Legacy 1***	-1.4%	-2.8%	-4.6%	7.8%	-1.0%	-0.6%	N/A	-0.6%	9.6%	-23.7%	0.0	-0.1
Legacy 2***	-1.4%	-2.8%	-4.7%	7.7%	-1.1%	-0.9%	N/A	-0.9%	9.6%	-24.4%	0.0	-0.1
Global 1***	-1.4%	-2.8%	-4.5%	8.4%	-0.4%	-1.0%	N/A	-1.0%	9.3%	-21.9%	-0.1	-0.1
Global 2***	-1.4%	-2.8%	-4.5%	8.3%	-0.6%	-1.2%	N/A	-1.2%	9.3%	-22.4%	-0.1	-0.2
Global 3***	-1.4%	-2.9%	-5.3%	6.7%	-2.2%	-2.9%	N/A	-2.9%	9.3%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	0.1%	-0.5%	2.7%	9.0%	17.9%	17.7%	8.0%	17.7%	11.9%	-16.3%	1.4	2.7
Barclays Capital U.S. Long Gov Index****	0.4%	-3.9%	-4.6%	6.1%	1.2%	6.2%	6.1%	6.2%	11.9%	-15.5%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculate using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					31%
Energy	7%	Short	Gasoline Blendstock	1.3%	Long	6%	Short	Gasoline Blendstock	1.3%	Long
			Crude Oil	1.0%	Long			Brent Crude Oil	1.0%	Long
Grains/Foods	14%	Short	Live Cattle	2.2%	Long	14%	Short	Live Cattle	2.3%	Long
			Corn	1.9%	Short			Corn	1.9%	Short
Metals	11%	Short	Gold	4.2%	Short	11%	Short	Gold	4.0%	Short
			Silver	1.8%	Short			Silver	1.7%	Short
FINANCIALS	68%					69%
Currencies	24%	Long $	Japanese Yen	6.2%	Short	24%	Long $	Japanese Yen	6.1%	Short
			Euro	3.1%	Short			Euro	3.0%	Short
Equities	32%	Long	S&P 500	4.4%	Long	33%	Long	S&P 500	4.4%	Long
			Hang Seng Index	3.2%	Long			Hang Seng Index	3.2%	Long
Fixed Income	12%	Long	Eurodollars	2.7%	Long	12%	Long	Eurodollars	2.7%	Long
			Short Sterling	1.6%	Long			Short Sterling	1.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rose as warmer weather across the U.S. created stronger demand for energy used for cooling.  Crude oil markets moved slightly higher after the International Energy Agency reported it expected world oil demand to increase faster than previously forecast.

Grains/Foods	Grains markets weakened as rains supported forecasts for abundant supplies. Prices in the coffee and sugar markets moved lower, pressured by a weaker Brazilian real and by elevated global supplies.
Metals
Gold prices rose slightly on dollar weakness and after the U.S. Department of Labor reported an increase in unemployment claims.  Silver prices moved lower as a possible U.S. interest rate increase weighed on prices.  Copper markets fell amidst concerns slower economic growth in China will reduce demand.

Currencies
The U.S. dollar weakened following mixed U.S. economic reports.  The yen strengthened after the Bank of Japan cast doubts on the future of the nation’s plans for quantitative easing.  The euro rose slightly in anticipation of a debt resolution with Greece.

Equities
U.S. equity markets rose after a report showed strong retail sales for May, which boosted optimism on consumer spending.  European equity prices decreased as concerns over Greece’s debt deal intensified.  Japanese equity markets fell due to uncertainty about Greece and on increased strength in the yen.

Fixed Income
U.S. and U.K fixed-income markets rose amid uncertainty surrounding the resolution of the Greek debt crisis following news the International Monetary Fund walked out of negotiations on Thursday. The German Bund markets fell slightly as concerns over the Greek deal were offset by signs that the Eurozone economy was improving.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.